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                            INVESTMENT ADVISORY AGREEMENT
                                 SEI TAX EXEMPT TRUST


    AGREEMENT made this 3rd day of July, 1995, by and between SEI Tax Exempt Trust, a Massachusetts business trust, (the "Trust") and Morgan Grenfell Capital Management Incorporated (the "Adviser").

    WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies; and

    WHEREAS, the Trust has retained SEI Financial Management Corporation (the "Administrator") to provide administration of the Trust's operations, subject to the control of the Board of Trustees; and

    WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to the portfolio(s) listed in Schedule A to this Agreement and such other portfolios as the Trust and the Adviser may agree upon (the "Portfolios"), and the Adviser is willing to render such services;

    NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. DUTIES OF THE ADVISER. The Trust employees the Adviser to manage the investment and reinvestment of the assets, and to continuously review, supervise, and administer the investment program of the Portfolios, to determine in its discretion the securities to be purchased or sold, to provide the Administrator and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's Officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities.

    The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for each such Portfolio set forth in the Trust's prospectus and statement of additional information as amended from time to time, and applicable laws and regulations.

    The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

2. PORTFOLIO TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain the best net results as described in the Trust's prospectus and statement of additional information from time to time. The Adviser will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in Schedule A which is attached hereto and made a part of this Agreement. Such com-


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    pensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in Schedule A, to the assets. The fee shall be based on the average daily net assets for the month involved.

    All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

4. REPORTS. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

5. STATUS OF THE ADVISER. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

6. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

7. LIMITATION OF LIABILITY OF THE ADVISER The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be assessed against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reasons of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Section 7, the term "Adviser" shall include directors, officer, employees and other corporate agents of the Adviser as well as that corporation itself).

8. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

9. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Portfolio; provided, however, that if the shareholders of any Portfolio fail to approve the

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    Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

    This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

    As used in this Section 9, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11. NOTICE: Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

    If to the Trust, at:          680 East Swedesford Road
                                  Wayne, PA  19807
                                  Attention:  President

    and if to the Adviser at:     Morgan Grenfell Capital Management, Inc.
                                  885 third Avenue, 32nd Floor
                                  New York, NY  10022-4802

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, is not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

No portfolio of the Trust shall be liable for the obligations of any other portfolio of the Trust. Without limiting the generality of the foregoing, the Adviser shall look only to the assets of the Portfolios for payment of fees for services rendered to the Portfolio.

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    IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory
Agreement to be executed as of the day and year first above written.



SEI TAX EXEMPT TRUST                          MORGAN GRENFELL CAPITAL
                                              MANAGEMENT INCORPORATED

By: /s/ Robert B. Carroll                     By: /s/ James E. Minnick
   ---------------------------                   ---------------------------

Name: Robert B. Carroll                       Name: James E. Minnick
     -------------------------                     -------------------------

Attest: /s/ Jennifer Klass                    Attest: /s/ Mark G. Arthus
       -----------------------                       -----------------------

Name: Jennifer Klass                          Name: Mark G. Arthus
     -------------------------                     -------------------------

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                            SCHEDULE A DATED JULY 3, 1995
                                        TO THE
                            INVESTMENT ADVISORY AGREEMENT
                                  DATED JULY 3, 1995
                                       BETWEEN
                                 SEI TAX EXEMPT TRUST
                                         AND
                   MORGAN GRENFELL CAPITAL MANAGEMENT INCORPORATED


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

Pennsylvania Municipal Portfolio            .20%